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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Experts" and "Appendix III--Financial Information on Valentis" in the registration statement (Form S-4) and prospectus of Valentis, Inc. (formerly Megabios Corp.) for the registration of 4,400,000 shares of its common stock and to the incorporation by reference therein of our report dated July 31, 1998, with respect to the financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
June 29, 1999